Exhibit 21

                               SUBSIDIARIES OF FGI


FARMERS GROUP, INC., A NEVADA CORPORATION, DOING BUSINESS AS FARMERS UNDERWRITERS ASSOCIATION


         Truck Underwriters Association, a California corporation

         Fire Underwriters Association, a California corporation

         F.I.G. Holding Company, a California corporation  (1)

         Farmers New World Life Insurance Company, a Washington corporation

         FIG Leasing Co., Inc., a California corporation  (2)

         Prematic Service Corporation, a California corporation  (3)

         Prematic Service Corporation, a Nevada corporation  (4)

         Farmers Group Capital, a Delaware statutory business trust

         Farmers Group Capital II, a Delaware statutory business trust

         Farmers Investment Research & Management, a Nevada corporation

         Farmers Underwriters Association, a California corporation (inactive)

         F.I.G. Travel, a California corporation (inactive)

         Farmers Services Corporation, a Nevada corporation

         Farmers Financial Services Corporation, a Nevada corporation

         Farmers Reinsurance Company, a California corporation

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(1)    Truck Underwriters Association and Fire Underwriters Association own
       30% and 70%, respectively, of the equity of F.I.G. Holding Company.

(2) FGI, Truck Underwriters Association and Fire Underwriters Association own 95.2%, 3.1% and 1.7%, respectively, of the equity of FIG Leasing Co., Inc..

(3) FGI, Truck Underwriters Association and Fire Underwriters Association own 38%, 53% and 9%, respectively, of the equity of Prematic
       Service Corporation, a California corporation.

(4) Prematic Service Corporation, a California corporation, owns 100% of the equity of Prematic Service Corporation, a Nevada corporation.